UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☐         Filed by a Party other than the Registrant  ☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting material Pursuant to §240.14a-12

Masimo Corporation

(Name of Registrant as Specified In Its Charter)

POLITAN CAPITAL MANAGEMENT LP
POLITAN CAPITAL MANAGEMENT GP LLC
POLITAN CAPITAL PARTNERS GP LLC
POLITAN CAPITAL NY LLC
POLITAN INTERMEDIATE LTD.
POLITAN CAPITAL PARTNERS MASTER FUND LP
POLITAN CAPITAL PARTNERS LP
POLITAN CAPITAL OFFSHORE PARTNERS LP
QUENTIN KOFFEY
MATTHEW HALL
AARON KAPITO
MICHELLE BRENNAN

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

Politan Capital Management LP, a Delaware limited partnership (“Politan”), together with the other participants named herein (collectively, the “Participants”), has filed a definitive proxy statement and accompanying BLUE universal proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2023 annual meeting of stockholders of Masimo Corporation, a Delaware corporation (the “Company”).

On June 12, 2023, Politan, together with the Participants, issued the following press release (the “Press Release”) related to the Company, which Politan also simultaneously published to its website, located at www.AdvanceMasimo.com.

Politan Nominees Michelle Brennan and Quentin Koffey Send Letter to Masimo Shareholders

Highlight How Both Politan Director Candidates Are Needed to Drive Positive Change in Masimo’s Boardroom

Politan Encourages Shareholders to Support Change by Voting for Its Ideally Qualified Nominees Michelle Brennan and Quentin Koffey on the BLUE Card

NEW YORK – June 12, 2023 – Politan Capital Management (together with its affiliates, “Politan”), a 9% shareholder of Masimo Corporation (“Masimo” or the “Company”) (NASDAQ: MASI), today issued a letter to shareholders from its highly qualified nominees Michelle Brennan and Quentin Koffey in connection with the Annual Meeting of Stockholders (the “Annual Meeting”), scheduled for June 26, 2023.

The full text of the letter can be found below:

Dear Fellow Shareholders,

We have greatly enjoyed the opportunity in recent weeks to meet with many of you, to understand your perspectives and to share ours. While Politan’s materials have laid out the need for change at the Company, we hope what you have heard most clearly from us is that we believe Masimo’s best days are ahead of it, and we look forward to constructively helping the Company realize its potential.

We believe we can only be effective in driving positive change if shareholders elect both of us to Masimo’s Board. We are enthusiastic about what we can help achieve together for the following reasons:

First, we bring complementary and needed skills to the boardroom. Michelle has operational experience earned at one of the most respected healthcare and consumer products companies in the world. Quentin brings experience from dozens of collaborative engagements helping companies improve their capital allocation and corporate governance in industries including healthcare and consumer.

Second, we believe that to effectively introduce and sustain proper governance at Masimo requires a large independent shareholder on the Board. As Managing Partner of Politan, a 9% owner of Masimo, Quentin has the commitment and alignment to champion positive change that advances all shareholders’ interests. Improving Masimo will take a lot of work. Quentin has the incentive to help carry this out successfully.

Third, from a practical perspective, there is very little impact one director alone can have. Having motions seconded in the boardroom, placing items on the Board’s agenda for discussion and calling for a vote all mechanically require two directors. It is too easy for a Board that has been historically resistant to genuine change to sideline a single director. As two directors, however, we can generate discussion and analysis without unilaterally setting the Company on a course of action without the support of other directors.

Finally, both of us are committed to working constructively and collegially with Mr. Kiani, his fellow Board members and the deep bench of management talent at Masimo. While some public materials have been heated, neither of us take Masimo’s communications personally: they are less about any individual than they are about coming to terms with the sustained commitment to proper governance that a large shareholder on the Board would champion. In two short weeks, the election will be over; the press releases and defense-advisor rhetoric will be behind us. The focus will be on the future of Masimo.

As we said, Masimo’s best days are in front of it. We look forward to helping lay a foundation for long-term, sustainable value creation together.

Sincerely,

Michelle Brennan	Quentin Koffey

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if Politan’s (defined below) underlying assumptions prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Politan that the future plans, estimates or expectations contemplated will ever be achieved.

Certain statements and information included herein have been sourced from third parties. Politan does not make any representations regarding the accuracy, completeness or timeliness of such third-party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Politan Capital Management LP (“Politan”) and the other Participants (as defined below) have filed a definitive proxy statement and accompanying BLUE universal proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2023 annual stockholders meeting (the “2023 Annual Meeting”) of Masimo Corporation, a Delaware corporation (“Masimo”).

The participants in the proxy solicitation are Politan, Politan Capital Management GP LLC, Politan Capital Partners GP LLC, Politan Capital NY LLC, Politan Intermediate Ltd., Politan Capital Partners Master Fund LP (“Politan Master Fund”), Politan Capital Partners LP (“Politan LP”), Politan Capital Offshore Partners LP (“Politan Offshore” and collectively with Politan Master Fund and Politan LP, the “Politan Funds”), Quentin Koffey, Matthew Hall, Aaron Kapito and Michelle Brennan (collectively, the “Participants”).

As of the date hereof, (i) Politan Master Fund directly owns 4,712,518 shares of common stock, par value $0.001 per share, of Masimo (the “Common Stock”), and (ii) Politan Capital NY LLC is the direct and record owner of 1,000 shares of Common Stock.

Politan, as the investment adviser to the Politan Funds, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) 4,713,518 shares of Common Stock (the “Politan Shares”) and, therefore, Politan may be deemed to be the beneficial owner of all of the Politan Shares. The Politan Shares collectively represent approximately 8.9% of the outstanding shares of Common Stock based on 52,779,770 shares of Common Stock outstanding as of April 1, 2023, as reported in Masimo’s Quarterly Report on Form 10-Q filed on May 10, 2023. As the general partner of Politan, Politan Capital Management GP LLC may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) all of the Politan Shares and, therefore, Politan Capital Management GP LLC may be deemed to be the beneficial owner of all of the Politan Shares. As the general partner of the Politan Funds, Politan Capital Partners GP LLC may be deemed to have the shared power to vote or to direct the vote of (and the shared power to dispose or direct the disposition of) all of the Politan Shares and, therefore, Politan Capital Partners GP LLC may be deemed to be the beneficial owner of all of the Politan Shares. By virtue of Mr. Koffey’s position as the managing partner and chief investment officer of Politan and as the managing member of Politan Capital Management GP LLC and Politan Capital Partners GP LLC, Mr. Koffey may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) all of the Politan Shares and, therefore, Mr. Koffey may be deemed to be the beneficial owner of all of the Politan Shares. As of the date hereof, none of Mr. Hall, Mr. Kapito or Ms. Brennan own beneficially or of record any shares of Common Stock.

IMPORTANT INFORMATION AND WHERE TO FIND IT

POLITAN STRONGLY ADVISES ALL STOCKHOLDERS OF MASIMO TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH PROXY STATEMENT AND OTHER PROXY MATERIALS FILED BY POLITAN WITH THE SEC AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS, ARE ALSO AVAILABLE ON WWW.ADVANCEMASIMO.COM AND THE SEC WEBSITE, FREE OF CHARGE, OR BY DIRECTING A REQUEST TO THE PARTICIPANTS’ PROXY SOLICITOR, D.F. KING & CO., INC., 48 WALL STREET, 22ND FLOOR, NEW YORK, NEW YORK 10005 (STOCKHOLDERS CAN CALL TOLL-FREE: +1 (866) 620-9554).

Investor Contact

D.F. King & Co., Inc.

Edward McCarthy

emccarthy@dfking.com

Media Contact

Dan Zacchei / Joe Germani

Longacre Square Partners

dzacchei@longacresquare.com / jgermani@longacresquare.com